EXHIBIT 99.3

CONSENT OF LEHMAN BROTHERS

We hereby consent to the use of our opinion letter dated October 13, 2005 to the Board of Directors of Vintage Petroleum, Inc. attached as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Occidental Petroleum Corporation (“Occidental”) filed by Occidental with the Securities and Exchange Commission on November 15, 2005 (the “Prospectus”) and to the references to our firm in the Prospectus under the headings “Summary—Opinions of Vintage’s Financial Advisors,” “The Merger—Background to the Merger,” “The Merger—Vintage’s Reasons for the Merger” and “The Merger—Opinions of Vintage’s Financial Advisors—Lehman Brothers Inc.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS INC.

By:	/S/ BRAD HUTCHINSON

New York, New York

November 15, 2005